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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Convergys Corporation on Form S-8 (File No. 333-69633) of our report dated June 18, 1999, on our audits of the financial statements of the MATRIXX Marketing Inc. Profit Sharing / 401(k) Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
June 25, 1999